FOR IMMEDIATE RELEASE

CONTACT:	Christopher Reed, Founder and CEO
310.217.9400 ext. 10

John Mills, Integrated Corporate Relations
310.954.1105• jmills@icrinc.com

REED'S INC HIRES CHIEF FINANCIAL OFFICER

LOS ANGELES, CA ― October 8, 2007 ― Reed's, Inc. (OTC BB: REED) announced today the hiring of David Kane as Chief Financial Officer. Mr. Kane brings over 20 years of senior corporate finance experience having served as Chief Financial Officer of several companies within the distribution, entertainment and marketing industries. Mr. Kane will report directly to the Founder and CEO, Chris Reed, and will be responsible for providing financial and strategic leadership to the CEO, management and the board. Additionally, in coordination with the Company's other new members of the management team, including Senior Vice Presidents of Sales, Rory Ahearn and Neal Cohane and Chief Operating Officer, Thierry Foucaut, Mr. Kane will work closely to develop and manage the growth strategy of the company.

Chris Reed, Founder and CEO stated, “We are very pleased to announce the addition of David to our executive team. David's background in merger and acquisitions and industries such as distribution, entertainment and marketing will be a tremendous resource to Reed's as we continue to build out our brand, strengthen our financial reporting capabilities and develop the necessary infrastructure to position Reed’s for continued growth. We believe our ability to continue to attract such high level talent to our executive team is a testament to the strength of our leading brands and significant future growth opportunities. I look forward to working closely with David to further develop and achieve our strategic and financial objectives.”

From January 2007 until October 2007, Mr. Kane served as Chief Financial Officer of National Lampoon, Inc. From April 2004 until December 2007, Mr. Kane served as Associate Executive Director of the UCLA Alumni Association where he was responsible for financial and business development efforts. From 1996 until March 2000, Mr. Kane was a senior level financial consultant with clients in the entertainment and distribution industries. Prior to his consulting practice, Mr. Kane served as Chief Financial Officer of the Left Bank Organization, a record label and music management company. He also served as the Chief Financial Officer for GreatDomains.com, an internet start-up company which was eventually sold to VeriSign. Mr. Kane spent the early part of his career working as Director of Finance for Virgin Records and Chief Financial Officer of Focus Affiliates, a publicly held electronics distributor. Mr. Kane holds a bachelor’s degree from the University of California, Los Angeles and is a certified public accountant in the state of California.

About Reed’s, Inc.
Reed's, Inc. makes the top selling sodas in natural foods markets nationwide and is currently taking its natural food market success into the mainstream markets. Its six award winning non-alcoholic Ginger Brews are unique in the beverage industry being brewed not manufactured and use fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. In addition, the Company has acquired the top selling root beer line in natural foods, the Virgil's Root Beer product line and the top selling cola line in natural foods, the China Cola product line. Other product lines include: Reed's Ginger Juice Brews, Reed's Ginger Candies and Reed's Ginger Ice Creams. Reed’s products are sold through specialty gourmet and natural food stores, supermarket chains, retail stores and restaurants nationwide and in Canada. For more information about Reed’s, please visit the company’s website at: www.reedsgingerbrew.com or call (800) 99-REEDS.

SAFE HARBOR STATEMENT
Some portions of this press release, particularly those describing Reed's goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Reed's is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Reed's, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed's that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-QSB, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed's undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.